Exhibit 99.1

Non-MDL Opioid-Related Litigation Case Citations and Currently Scheduled Trial Dates

A. Case Citations For Pending State Court Cases as of May 24, 2024

Reiner v. CVS Pharm., Inc., et al., Nev. 5th Jud. Dist. Ct., Nye Cty., 2/26/2024; Commonwealth of Massachusetts v. Walmart, Inc., Mass. Super. Ct., Suffolk Cty., 2/22/2024; State of Nebraska, ex rel. Michael T. Hilgers, Att’y Gen. v. CVS Pharm., Inc., et al., Neb. Dist. Ct., Lancaster Cty., 2/1/2024; State of Ohio, ex rel. Ohio Att’y Gen. Dave Yost v. CVS Health Corp., et al., Ohio Ct. Com. Pl., Franklin Cty., 1/17/2024; Commonwealth of Virginia, ex rel. Jason S. Miyares, Att’y Gen. v. CVS Pharm., Inc., et al., Va. Cir. Ct., City of Richmond, 1/4/2024; People of Illinois v. CVS Pharm., Inc., et al., Ill. Cir. Ct., Cook Cty., Ch. Div., 12/6/2023; State of Arizona ex rel. Kristin K. Mayes, Att’y Gen. v. Walmart, Inc., Ariz. Super. Ct., Maricopa Cty., 11/7/2023; State of North Carolina ex rel. Joshua H. Stein, Att’y Gen. v. CVS Pharm., Inc., et al. N.C. Super. Ct., Wake Cty., 10/31/2023; Att’y Gen. for State of Oregon v. Walmart Inc., Or. Cir. Ct., Multnomah Cty., 10/30/2023; Commonwealth of Pennsylvania ex rel. Allegheny Cty. Dist. Att’y Stephen A. Zappala, Jr. v. CVS Ind., LLC, et al., Pa. Ct. Com. Pl., Delaware Cty., 8/8/2022; Paynter ex rel. Minor Child(ren) Z.N.B. v. McKesson Corp., et al., W. Va. Cir. Ct., Kanawha Cty., 3/28/2022; Blankenship ex rel. Minor Child Z.D.B. v. McKesson Corp., et al., W. Va. Cir. Ct., Kanawha Cty., 1/14/2022; E. Me. Med. Ctr., et al. v. Teva Pharm. USA, Inc., et al., Me. Bus. & Consumer Ct., Cumberland Cty., 9/10/2021; Miss. Baptist Med. Ctr. Inc., et al. v. Amneal Pharm., LLC, et al., Miss. 1st Jud. Dist., Hinds Cty. Cir. Ct., 5/15/2020; Dallas Cty. Hosp. Dist. d/b/a Parkland Health & Hosp. Sys., et al., v. Amneal Pharm., LLC, et al., Tex. Dist. Ct., 152nd Jud. Dist., Harris Cty., 11/20/2019; Fla. Health Scis. Ctr., Inc., et al. v. Sackler, et al., Fla. Cir. Ct., 17th Jud. Cir., Broward Cty., 9/16/2019.

B. Currently Scheduled Trial Dates In Pending State Court Cases as of May 24, 2024

•9/8/25 – Florida Health Sciences Center, Inc., et al. v. Richard Sackler, et al., Fla. Cir. Ct., 17th Jud. Dist., Broward Cty.

C. Case Citations For Pending Non-MDL Federal Court Cases as of May 24, 2024

Chaney v. CVS Pharm., et al., Inc., U.S. Dist. Ct., E.D. Ky., 12/11/2023; San Miguel Hosp. Corp. d/b/a Alta Vista Reg’l Hosp. v. Johnson & Johnson, et al., U.S. Dist. Ct., D.N.M., 10/16/2023; Baby Doe, et al., ex rel. Their Guardian Ad Litem v. Endo Health Sols., Inc., et al., U.S. Dist. Ct., M.D. Tenn., 8/3/2022; City of Kingston v. Teva Pharm. USA, Inc., et al., U.S. Dist. Ct., S.D.N.Y., 2/27/2020; Cty. of Cortland v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 1/8/2019; City of Ithaca v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Rensselaer v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Saratoga v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Schoharie v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Westchester v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Genesee v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Niagara v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Hamilton v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Franklin v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Schuyler v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Steuben v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Clinton v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018; Cty. of Tompkins v. Purdue Pharma L.P., et al., U.S. Dist. Ct., S.D.N.Y., 10/23/2018.

D. Case Citations For Pending Canadian Cases as of May 24, 2024

City of Grande Prairie, et al. v. Apotex Inc., et al., Alta. King’s Bench Ct., Calgary Jud. Ctr., 4/27/2023; Lac La Ronge Indian Band, et al. v. Apotex Inc., et al., Sask. King’s Bench Ct., Prince Albert Jud. Ctr., 3/17/2023.